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                                                               Exhibit 10

                            [LETTERHEAD-ENDOGEN]




July 2, 1998




Charles R. Burke, Ph.D.
Monument Partners, Inc.
1410-1 Monument Street
Concord, Mass. 01742

Dear Charlie,

     Thanks for your continuing interest in Endogen. You have already been a great help to me over the past weeks and months. I know that the entire Board of Directors is enthusiastic about your involvement. The recent meeting, I think, highlighted best just how significant are the opportunities as well as the challenges we face today.

     Attached I have summarized for you the financial compensation available as a director of Endogen, primarily in the form of stock options. In addition, I have outlined proposed cash compensation on the basis of two to three half days of consulting per month over and above the expected duties as a director. I look forward to reviewing this together and hope that we can move forward as proposed. We're in a great position to build a significant life science enterprise and I think there's a lot of fun we can have along the way.

Sincerely,


/s/Owen A. Dempsey
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Owen A. Dempsey
President and CEO



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PROPOSED COMPENSATION
---------------------

I. SIGN-ON STOCK OPTIONS
    Under Director Plan                6,000 shares @ FMV on 6/25/98
      -vesting                         1/3 upfront, 1/3 one year, 1/3 two years

    Under 1992 Plan                    6,000 shares @ FMV on 6/25/98
      -vesting                         1/3 upfront, 1/3 one year, 1/3 two years

II. FUTURE STOCK OPTIONS
    Under Director Plan                6,000 shares annually @ FMV
      -vesting                         1/3 upfront, 1/3 one year, 1/3 two years

III. DIRECTOR FEES
    per meeting                        $500 (4-5 times annually)
    per committee meeting              $500 (Audit Committee or
                                       Compensation Committee)

IV. CONSULTING
    two to three half-days per months?
    $500 per half day
    pre-approved travel or other expenses